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                                                                     EXHIBIT 11

            DISTRIBUTION ARCHITECTS INTERNATIONAL, INC. AND SUBSIDIARES
                          COMPUTATION OF EARNINGS PER SHARE
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
                                                                                     Years Ended September 30,
                                                                                  --------------------------------
                                                                                      1998               1997
                                                                                  -------------    ---------------
BASIC:

   Common shares outstanding, beginning of year                                       4,237,598        4,215,379
   Effect of weighting shares:
     Weighted common shares issued                                                       42,772           23,626
                                                                                  -------------    -------------

Weighted average number of common shares outstanding                                  4,280,370        4,239,005
                                                                                  -------------    -------------

Net income (loss)                                                                 $    (228,475)   $     306,517
                                                                                  -------------    -------------
                                                                                  -------------    -------------
Earnings (loss) per share                                                         $       (0.05)   $        0.07
                                                                                  -------------    -------------
                                                                                  -------------    -------------
DILUTED:

   Common shares outstanding, beginning of year                                       4,237,598        4,215,379
   Effect of weighting shares:
     Weighted common shares issued                                                       42,772           23,626
     Employee stock options and warrants assumed converted                                   -         1,205,144
                                                                                  -------------    -------------

Weighted average number of common and common equivalent
   shares outstanding                                                                 4,280,370        5,444,149
                                                                                  -------------    -------------

Net income (loss)                                                                 $    (228,475)   $     306,517
                                                                                  -------------    -------------
                                                                                  -------------    -------------
Earnings (loss) per share                                                         $       (0.05)   $        0.06
                                                                                  -------------    -------------
                                                                                  -------------    -------------
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